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                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549



                               FORM 8-K



          Current Report Pursuant to Section 13 or 15 (d) of
                  The Securities Exchange Act of 1934




                  Date of Report:  November 14, 1997




     P R O V I D E N T   F I N A N C I A L   G R O U P ,   I N C .
         (Known as Provident Bancorp, Inc. until June 2, 1997)




                  Incorporated under the laws of Ohio

                      Commission File No. 1-8019

              IRS Employer Identification No. 31-0982792




One East Fourth Street, Cincinnati, Ohio                       45202
(Address of Principal Executive Offices)                    (Zip Code)



                         Phone:  513-579-2000
         (Registrant's Telephone Number, Including Area Code)

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Item 5:  Other Events.

This Form is being filed pursuant to SEC Accounting Series Release No. AS-135 "Pooling-of-Interests Accounting" to disclose consolidated earnings for a thirty day period following an acquisition under the pooling-of-interests accounting method. Provident Financial Group, Inc. acquired Florida Gulfcoast Bancorp, Inc. on September 12, 1997 under this accounting method. Provident Financial recorded net earnings of $7.7 million, or 17 cents per fully diluted share for the month of October, 1997. For the ten months ending, October 31, 1997, net earnings were $92.7 million, or $2.12 per fully diluted share.

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                              SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.





                                       Provident Financial Group, Inc.
                                                  Registrant





Date:  November 14, 1997                    \s\ John R. Farrenkopf
                                              John R. Farrenkopf
                                              Vice President and
                                           Chief Financial Officer